UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

IN RE STAAR SURGICAL CO. SECURITIES LITIGATION

No. CV 04-8007 SJO (CWx)

JOINT STATUS REPORT AND NOTICE OF SETTLEMENT

The parties participated in a mediation before the Honorable Daniel Weinstein on December 21, 2005. On that date, the parties reached an agreement to settle all claims among them, without any admission of liability, and executed a memorandum of understanding. The parties will now negotiate and draft a formal stipulation of settlement based on the memorandum of understanding.

Once the stipulation of settlement has been executed by all parties, lead plaintiffs will present the stipulation of settlement to the Court along with a motion for preliminary approval of the settlement. The motion for preliminary approval will request the Court, among other things, to conditionally certify a settlement class; to appoint a claims administrator; to direct the mailing and publication to the settlement class of a notice of settlement and claim form; and to schedule a date for final approval of the settlement after an adequate time for settlement class members to review the settlement and respond. The parties anticipate submission of the stipulation of settlement and motion for preliminary approval to the Court within the next thirty (30) days.

Respectfully submitted,
Dated: December 27, 2005 GLANCY BINKOW & GOLDBERG LLP

By: /s/Peter A. Binkow
Peter A. Binkow
Avi N. Wagner
1801 Avenue of the Stars, Suite 311
Los Angeles, California 90067
Telephone: (310) 201-9150
Facsimile: (310) 201-9160
Co-Lead Counsel for Plaintiffs

Dated: December 27, 2005 MORRISON & FOERSTER LLP

By: /s/Dan Marmalefsky Dan Marmalefsky Mark R. McDonald James P. Maniscalco

555 West Fifth Street, Suite 3500

Los Angeles, CA 90013 Telephone: Facsimile:	(213) 892 5200 (213) 892 5454

Counsel for Defendants